Exhibit 99.1

Harvard Bioscience Announces First Quarter 2024 Financial Results

Strong gross margin performance and focus on efficiency to support ongoing investments in growth

HOLLISTON, Mass., May 7, 2024 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the first quarter ended March 31, 2024.

Jim Green, Chairman and CEO, said, “As expected, our first quarter revenues reflect ongoing market headwinds, especially in APAC, amplified by a strong prior year comparison. Despite these headwinds, we were pleased to deliver gross margins of 60%. After quarter end, we announced a cost reduction initiative to improve our operating cost structure and support our ongoing investments in growth.”

Green continued, “Looking ahead, we are excited by our growth strategy and new product commercializations. Together with the new round of Chinese stimulus targeting a range of products including academic research and healthcare products, we continue to expect solid growth in the second half.”

Financial Results Summary	Three Months Ended March 31,
(unaudited, $ in millions except per share data)	2024	2023
Revenues	$24.5	$30.0
Gross margin	60.3%	61.2%
Operating (loss) income (GAAP)	$(2.3)	$1.7
Adjusted operating income	$1.2	$4.4
Net (loss) income (GAAP)	$(4.7)	$0.6
Diluted (loss) earnings per share (GAAP)	$(0.11)	$0.01
Diluted adjusted earnings per share	$0.02	$0.06
Adjusted EBITDA	$1.6	$4.8
Adjusted EBITDA margin	6.6%	15.9%
Cash flow provided by operations	$1.4	$1.8

This press release includes certain financial information presented on an adjusted, or non-GAAP, basis. For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

First Quarter 2024 Results

For the first quarter of fiscal 2024, the Company reported revenues of $24.5 million compared to $30.0 million in the first quarter of fiscal 2023. Gross margin for the three months ended March 31, 2024 was 60.3% compared with 61.2% in the comparable quarter of the prior year.

Net loss for the first quarter of 2024 was $(4.7) million which included a loss on marketable securities and other operating expenses of approximately ($2.3) million. This compares to net income of $0.6 million in the first quarter of 2023. Adjusted EBITDA for the first quarter of 2024 was $1.6 million, compared to $4.8 million in the first quarter of the prior year.

Cash provided by operations for the first quarter of 2024 was $1.4 million compared to $1.8 million in the same period last year. Debt was reduced by $1.0 million during the first quarter of 2024.

2024 Guidance

For the full year 2024 we expect revenues to be approximately flat versus 2023. We expect second half growth versus both first half of 2024 and second half of 2023, supported by new product commercializations and expected improvements in China. We also continue to expect 2024 gross margin of approximately 60% and adjusted EBITDA margin in the mid-teens.

Webcast and Conference Call Details

In conjunction with this announcement, Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. A presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins.

Analysts who would like to join the call and ask a question must register here (https://register.vevent.com/register/BIfafe35b84c4a47c797e623819f01132c). Once registered, you will receive the dial-in numbers and a unique PIN number.

Participants who would like to join the audio-only webcast should go to our events and presentations on the investor website here (https://edge.media-server.com/mmc/p/i9azz8io).

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information, including one or more of adjusted operating income (loss), adjusted operating margin, adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings (loss) per share, and net debt. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income resulting from items that we do not believe are representative of the underlying operations of the business. Items excluded include stock-based compensation, amortization of intangibles related to acquisitions, other operating expenses, loss on equity securities, income taxes, and the tax impact of the reconciling items. Management believes that this non-GAAP financial information is important in comparing current results with prior period results and is useful to investors and financial analysts in assessing the Company’s operating performance.

Non-GAAP historical financial statement information included herein is accompanied by a reconciliation to the nearest corresponding GAAP measure which is included as exhibits below in this press release.

With respect to non-GAAP forward-looking measures, we provide an outlook for adjusted EBITDA margin. Many of the items that we exclude from this forward-looking measure calculation are less capable of being controlled or reliably predicted by management. These items could cause the forward-looking measures presented in our outlook statements to vary materially from our GAAP results.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, pharmaceutical and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in the United States, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, information concerning expected future financial and operational performance including revenues, gross margins, earnings, cash and debt position, growth and the introduction of new products, and the strength of the Company’s market position and business model. Forward-looking statements are not guarantees of future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K as well as in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Company Contact:

Jennifer Cote

Chief Financial Officer

(508) 893-3120

Investors Contact:

Three Part Advisors

Sandy Martin / Erol Girgin / William Shelmire

HBIO@threepa.com

(214) 616-2207

HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2024	March 31, 2023

Revenues	$24,512	$29,975
Cost of revenues	9,740	11,629
Gross profit	14,772	18,346

Operating expenses:
Sales and marketing expenses	5,904	5,978
General and administrative expenses	5,963	6,334
Research and development expenses	2,885	2,897
Amortization of intangible assets	1,333	1,388
Other operating expenses	966	-
Total operating expenses	17,051	16,597

Operating (loss) income	(2,279)	1,749

Other (expense) income:
Interest expense	(751)	(974)
Loss on equity securities	(1,312)	-
Other (expense) income, net	(142)	432
Total other expense	(2,205)	(542)
(Loss) income before income taxes	(4,484)	1,207
Income tax expense	210	585
Net (loss) income	$(4,694)	$622

(Loss) income per common share:
Basic	$(0.11)	$0.01
Diluted	$(0.11)	$0.01

Weighted-average common shares:
Basic	43,402	42,119
Diluted	43,402	42,783

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$4,255	$4,283
Accounts receivable, net	15,309	16,099
Inventories	24,136	24,716
Other current assets	4,448	3,940
Total current assets	48,148	49,038
Property, plant and equipment	4,492	3,981
Goodwill and other intangibles	71,377	73,101
Other long-term assets	9,144	11,246
Total assets	$133,161	$137,366

Liabilities and Stockholders' Equity
Current portion, long-term debt	$3,720	$5,859
Other current liabilities	21,957	20,683
Total current liabilities	25,677	26,542
Long-term debt, net	31,890	30,704
Other long-term liabilities	6,782	7,046
Stockholders’ equity	68,812	73,074
Total liabilities and stockholders’ equity	$133,161	$137,366

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net (loss) income	$(4,694)	$622
Adjustments to operating cash flows	4,389	2,486
Changes in operating assets and liabilities	1,708	(1,296)
Net cash provided by operating activities	1,403	1,812

Cash flows from investing activities:
Additions to property, plant and equipment	(645)	(224)
Acquisition of intangible assets	(75)	-
Proceeds from sale of product line	-	512
Proceeds from sale of marketable equity securities	495	-
Net cash (used in) provided by investing activities	(225)	288

Cash flows from financing activities:
Borrowing from revolving line of credit	2,500	1,500
Repayment of revolving line of credit	(500)	(2,500)
Repayment of term debt	(3,023)	(1,841)
Proceeds from exercise of employee stock options and purchases	15	104
Taxes paid related to net share settlement of equity awards	(47)	(156)
Net cash used in financing activities	(1,055)	(2,893)

Effect of exchange rate changes on cash and cash equivalents	(151)	74
Decrease in cash and cash equivalents	(28)	(719)
Cash and cash equivalents at the beginning of period	4,283	4,508
Cash and cash equivalents at the end of period	$4,255	$3,789

HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(in thousands, except per share data and percentages)

	Three Months Ended
	March 31, 2024	March 31, 2023

GAAP operating (loss) income	$(2,279)	$1,749
Stock-based compensation	1,048	1,153
Acquired asset depreciation & amortization	1,339	1,401
Other operating expenses (1)	966	-
Other adjustments	97	131
Adjusted operating income	$1,171	$4,434

Operating margin	(9.3%)	5.8%
Adjusted operating margin	4.8%	14.8%

GAAP net (loss) income	$(4,694)	$622
Stock-based compensation	1,048	1,153
Acquired asset depreciation & amortization	1,339	1,401
Other operating expenses (1)	966	-
Other adjustments	97	131
Gain on sale of product line and dividend income	-	(493)
Loss on equity securities	1,312	-
Income taxes	627	(340)
Adjusted net income	695	2,474
Depreciation & amortization	443	321
Interest and other expense, net	893	1,036
Adjusted income taxes (2)	(417)	924
Adjusted EBITDA	$1,614	$4,755
Adjusted EBITDA margin	6.6%	15.9%

Diluted (loss) earnings per share (GAAP)	$(0.11)	$0.01

Diluted adjusted earnings per share	$0.02	$0.06
Weighted-average common shares:
Diluted GAAP	43,402	42,783
Diluted Adjusted	44,693	42,783

(1) Other operating expenses include a $0.5 million commission fee paid in connection with the receipt of employee retention credits and an estimated loss of $0.5 million related to an unclaimed property audit.
(2) Adjusted income taxes includes the tax effect of adjusting for the reconciling items using the tax rates in the jurisdictions in which the reconciling items arise.

	March 31, 2024	December 31, 2023	March 31, 2023
Debt, including unamortized deferred financing costs	$35,610	$36,563	$44,053
Unamortized deferred financing costs	490	560	770
Cash and cash equivalents	(4,255)	(4,283)	(3,789)
Net debt	$31,845	$32,840	$41,034